Exhibit 99.1

INDEPENDENT AUDITORS’

REPORT

To the Stockholders of

Protego Asesores, S. A. de C. V.

We have audited the accompanying combined and consolidated balance sheets of Protego Asesores, S. A. de C. V., its subsidiaries and Protego SI, S.C. as of December 31, 2004 and 2005, and the related combined and consolidated statements of income, of changes in stockholders’ equity, and of cash flows for each of the three years ended December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined and consolidated financial statements referred to above present fairly, in all material respects, the financial position of Protego Asesores, S. A. de C. V., subsidiaries and Protego SI, S.C. as of December 31, 2004 and 2005, and the results of their operations, the changes in their stockholders’ equity and their cash flows for the three years ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2 to the financial statements, the Company has restated its 2005 combined and consolidated financial statements to reflect repurchase and reverse repurchase agreements on a gross basis.

/s/    PricewaterhouseCoopers, S.C.

PricewaterhouseCoopers, S.C.

Mexico City, Mexico

March 31, 2006, except for the effects of the restatement described in Note 2 of the Notes to the combined and consolidated financial statements as to which the date is December 18, 2006.

PROTEGO ASESORES, S.A. DE C.V., SUBSIDIARIES AND PROTEGO SI, S.C.

COMBINED AND CONSOLIDATED BALANCE SHEETS

(dollars in thousands)

	December 31,
	2004	2005
		Restated
ASSETS
CURRENT ASSETS:
Cash and Cash Equivalents	$492	$4,247
Financial Instruments Owned and Pledged as Collateral at Fair Value	—	29,434
Securities Purchased Under Agreements to Resell	—	15,315
Clients Accounts Receivable	814	1,147
Other Receivables	136	128
Recoverable Taxes	623	500
Reimbursable Deposit	222	—

Total Current Assets	2,287	50,771
Furniture, Equipment and Leasehold Improvements	903	1,053
Long-Term Investment	738	1,350
Guaranty Deposits	48	49
Other Long-Term Assets	—	635

TOTAL ASSETS	$3,976	$53,858

LIABILITIES, MINORITY INTEREST AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts Payable and Accrued Liabilities	$392	$607
Securities Sold Under Agreements to Repurchase	—	44,780
Bonus Payable	261	273
Income Tax Payable	764	837
Value Added Tax	198	92
Taxes Payable (withholding taxes)	216	299
Other Taxes	49	71

Total Current Liabilities	1,880	46,959

TOTAL LIABILITIES	1,880	46,959

Minority Interest	—	1,279

Commitments and Contingencies	—	—

STOCKHOLDERS’ EQUITY:
Capital Stock (fixed)	8	8
Retained Earnings	1,917	5,299
Accumulated Other Comprehensive Income	171	313

TOTAL STOCKHOLDERS’ EQUITY	2,096	5,620

TOTAL LIABILITIES, MINORITY INTEREST AND STOCKHOLDERS’ EQUITY	$3,976	$53,858

See accompanying notes to combined and consolidated financial statements.

PROTEGO ASESORES, S.A. DE C.V., SUBSIDIARIES AND PROTEGO SI, S.C.

COMBINED AND CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands)

	Year ended December 31,
	2003	2004	2005
			Restated
REVENUES
Advisory	$9,083	$12,229	$16,388
Investment Management	—	670	2,855
Interest Income	68	(50)	2,434

Total Revenues	9,151	12,849	21,677
Interest Expense	—	—	2,156

Net Revenues	9,151	12,849	19,521

EXPENSES
Compensation and Benefits	5,161	5,700	8,347
Occupancy and Equipment Rental	751	519	571
Professional Fees	1,063	2,400	3,742
Travel and Related Expenses	417	475	578
Communications and Information Services	216	212	400
Depreciation and Amortization	295	272	360
Other Operating Expenses	172	178	1,371

Total Expenses	8,075	9,756	15,369

OPERATING INCOME	1,076	3,093	4,152

INCOME TAX
Current	47	1,025	1,969
Deferred	49	9	—

TOTAL INCOME TAX	96	1,034	1,969

Minority Interest	—	—	(1,199)

NET INCOME	$980	$2,059	$3,382

See accompanying notes to combined and consolidated financial statements.

PROTEGO ASESORES, S.A. DE C.V., SUBSIDIARIES AND PROTEGO SI, S.C.

COMBINED AND CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2003, 2004 AND 2005

(dollars in thousands)

	Capital Stock	(Deficit) Retained Earnings	Accumulated Other Comprehensive Income (loss)	Total
Balances as of January 1, 2003	$3,642	$(1,122)	$(158)	$2,362
Capital Stock Reduction	(1,687)	—	—	(1,687)
Currency Translation Adjustment	—	—	54	54
Net Income for the Year	—	980	—	980

Balances at December 31, 2003	1,955	(142)	(104)	1,709

Capital Stock Reduction	(1,947)	—	—	(1,947)
Currency Translation Adjustment	—	—	275	275
Net Income for the Year	—	2,059	—	2,059

Balances at December 31, 2004	8	1,917	171	2,096

Currency Translation Adjustment	—	—	142	142
Net Income for the Year	—	3,382	—	3,382

Balances at December 31, 2005	$8	$5,299	$313	$5,620

See accompanying notes to combined and consolidated financial statements.

PROTEGO ASESORES, S.A. DE C.V., SUBSIDIARIES AND PROTEGO SI, S.C.

COMBINED AND CONSOLIDATED STATEMENTS OF CASH FLOWS

(dollars in thousands)

	Year ended December 31,
	2003	2004	2005
			Restated
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income for the Year	$980	$2,059	$3,382
Adjustments to Reconcile Net Income to Net Cash From Operating Activities:
Depreciation and Amortization	295	272	361
Deferred Income Tax	49	9	—
Minority Interest	—	—	1,279
Net Change in Working Capital, Excluding Cash and Cash Equivalents	209	52	(264)

Net Cash Provided by Operating Activities	1,533	2,392	4,758

INVESTING ACTIVITIES
Financial Instruments Owned and Pledged as Collateral at Fair Value	—	—	29,434
Long-Term Investments	(112)	(627)	(612)
Purchase of Furniture and Equipment	(263)	(592)	(433)

Net Cash (Used in) Provided by Investing Activities	(375)	(1,219)	28,389

FINANCING ACTIVITIES
Capital Stock Reduction	(1,379)	(1,640)	—
Securities Purchased Under Agreements to Resell	—	—	15,315
Securities Sold Under Agreements to Repurchase	—	—	(44,780)

Net Cash Used in Financing Activities	(1,379)	(1,640)	(29,465)
EFFECT OF EXCHANGE RATE ON CASH	(91)	72	73

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(312)	(395)	3,755
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	1,199	887	492

CASH AND CASH EQUIVALENTS AT END OF YEAR	$887	$492	$4,247

ADDITIONAL DISCLOSURE OF CASH FLOWS INFORMATION:
Taxes Paid	$196	$391	$1,922

Interest Paid	$—	$—	$2,156

See accompanying notes to combined and consolidated financial statements.

PROTEGO ASESORES, S.A. DE C.V., SUBSIDIARIES AND PROTEGO SI, S.C.

NOTES TO THE COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2003, 2004 AND 2005

(dollars in thousands)

NOTE 1—HISTORY AND OPERATIONS OF THE COMPANY:

Protego Asesores, S. A. de C. V. (“Asesores” or “the Company”) was incorporated on April 2, 2001 under Mexican laws.

The accompanying combined and consolidated financial statements include those of Asesores, its subsidiaries and Protego SI, S. C. (“PSI”), an associated company. PSI’s financial statements are combined because it is under common control of the shareholders of Asesores.

As of December 31, 2005, the Company’s main activities are divided as follows:

a.	Financial Advisory, which includes mergers, acquisitions, energy project finance, sub-national public finance and infrastructure, real estate financial advisory and restructurings.

b.	Private equity investment management which includes a joint venture with Discovery Capital Partners LLC in a private equity fund denominated Discovery Americas I (“DAI”).

c.	On January 6, 2005 the Company contributed $2,619 (representing 51% of the capital stock) to a newly formed company named Protego Casa de Bolsa, S. A. de C. V. (“PCB”) that focuses on investing for institutional investors and high net worth individuals. PCB’s main activities include, among others, to provide clients with investment and risk management advice, trade execution and custody services for client assets. On March 3, 2005 the National Banking and Securities Commission in Mexico authorized the commencement of operations of the new brokerage house effective March 14, 2005.

Following are Asesores’ principal subsidiaries, which Asesores effectively controls and substantially wholly owns:

Company	Shares (%)	Main activities	Date of incorporation
Protego Administradores, S. A. de C. V.	99.97	Administrative Services	April 2001
Sedna, S. de R. L.	99.99	Advisory Services	August 2003
BD Protego, S. A. de C. V.	99.80	Advisory Services	May 2003
Protego PE, S. A. de C. V.	99.98	Investment Company	November 2003
Protego Servicios, S. C.	99.98	Advisory Services	October 2003
Protego Casa de Bolsa, S. A. de C. V.	51.00	Brokerage House	January 2005
Protego CB Servicios, S. C.	51.00	Advisory Services	June 2005

NOTE 2—RESTATEMENT:

Asesores, through its subsidiary, PCB, enters into repurchase agreements with clients whereby PCB transfers to the clients securities (typically, Mexican government securities) in exchange for cash and concurrently agrees to repurchase the securities at a future date for an amount equal to the cash exchanged plus a stipulated premium or interest factor. PCB deploys the cash received from, and acquires the securities deliverable to clients under these repurchase arrangements by purchasing securities in the open market or by entering into reverse repurchase agreements with unrelated third parties. PCB accounts for these repurchase and reverse repurchase agreements as collateralized financing transactions. PCB recorded a liability in the Combined and Consolidated Statements of Financial Position in relation to repurchase transactions executed with clients as securities sold under agreements to repurchase. PCB recorded as assets in the Combined and Consolidated Statements of Financial Position financial instruments owned and pledged as collateral at fair value (where it has acquired the securities deliverable to clients under these repurchase arrangements by purchasing securities in the open market) and securities purchased under agreements to resell (where it has acquired the securities deliverable to clients under these resell agreements by entering into reverse repurchase agreements with unrelated third parties).

As of December 31, 2005, PCB had $44.8 million of repurchase transactions executed with clients, of which $29.4 million related to securities PCB purchased in the open market and $15.3 million of reverse repurchase transactions with third parties. Net income for the period includes interest income earned and interest expense incurred under these agreements. Previously, Protego Historical accounted for these arrangements on a net basis instead of recording separate assets and liabilities or separately recording revenue for the interest earned and the associated interest expense as an offset to total revenue.

Upon consideration of Financial Interpretation No. 41 (“FIN 41”) and the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 140, Asesores has determined that the historical combined and consolidated financial statements for the year ended December 31, 2005 should have reflected these transactions on a gross basis and has restated certain financial information for the year ended December 31, 2005. There was no impact from this restatement on the years ended prior to December 31, 2005. The information in the following table shows the effect of the restatement on each affected financial statement line item:

	December 31,		Effect of Change
	As Previously Reported 2005	Restated 2005
COMBINED AND CONSOLIDATED BALANCE SHEETS
Financial Instruments Owned and Pledged as Collateral at Fair Value	$—	$29,434	$29,434
Securities Purchased Under Agreements to Resell	—	15,315	15,315
Total Current Assets	6,022	50,771	44,749
Total Assets	9,109	53,858	44,749
Accounts Payable and Accrued Liabilities	638	607	(31)
Securities Sold Under Agreements to Repurchase	—	44,780	44,780
Total Current Liabilities	2,210	46,959	44,749
Total Liabilities	2,210	46,959	44,749
Total Liabilities, Minority Interest and Stockholders’ Equity	9,109	53,858	44,749

	Year ended December 31,		Effect of Change
	As Previously Reported 2005	Restated 2005
COMBINED AND CONSOLIDATED STATEMENTS OF INCOME
Interest Income	$278	$2,434	$2,156
Total Revenues	19,521	21,677	2,156
Interest Expense	—	2,156	2,156

	Year ended December 31,		Effect of Change
	As Previously Reported 2005	Restated 2005
COMBINED AND CONSOLIDATED STATEMENTS OF CASH FLOWS
Net Change in Working Capital, Excluding Cash and Cash Equivalents	$(295)	$(264)	$31
Net Cash Provided by Operating Activities	4,727	4,758	31
Financial Instruments Owned and Pledged as Collateral at Fair Value	—	29,434	29,434
Net Cash Provided by (Used in) Investing Activities	(1,045)	28,389	29,434
Securities Purchased Under Agreements to Resell	—	15,315	15,315
Securities Sold Under Agreements to Repurchase	—	(44,780)	(44,780)
Net Cash Used in Financing Activities	—	(29,465)	(29,465)
Additional Disclosure of Cash Flows Information:
Interest Paid	—	2,156	2,156

PROTEGO ASESORES, S.A. DE C.V., SUBSIDIARIES AND PROTEGO SI, S.C.

NOTES TO THE COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2003, 2004 AND 2005

(dollars in thousands)

NOTE 3—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

The accompanying financial statements have been prepared in accordance with United States generally accepted accounting principles (“U.S. GAAP”), as follows:

a.	The combined and consolidated financial statements include the accounts of Asesores, its subsidiaries and PSI. All significant inter-company balances and transactions between the consolidated companies have been eliminated in consolidation. The consolidation was carried out on the basis of audited financial statements of all subsidiaries. The combination was carried out in a similar way, eliminating balances and transactions between Asesores, its subsidiaries and PSI.

b.	The Company is incorporated and operates in Mexico, and therefore keeps its accounts and records and prepares its statutory financial statements in Spanish and in Mexican pesos. The accompanying financial statements, as well as these notes, have been translated into English and U.S. dollars and adjusted to conform to U.S. GAAP. For the purpose of translation, and in accordance with U.S. GAAP, the Mexican peso is considered the functional currency and this translation to U.S. Dollars is accounted for as disclosed in Note 3s.

c.	Preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. These estimates include but are not limited to the useful lives for depreciation and amortization, allowances for doubtful accounts receivable, estimates of future cash flows associated with asset impairments or investments and loss contingencies. The estimates and assumptions used are based upon management’s evaluation of the relevant facts and circumstances as of the date of the financial statements. Actual results could differ materially from those estimates.

d.	The carrying amount of cash and equivalents approximates fair value. The Company considers all highly-liquid securities, including certificates of deposit with maturities of three months or less to be cash equivalents.

e.	Financial instruments owned by PCB, which consist primarily of Mexican government obligations, are recorded on a trade date basis and are stated at quoted market values. Related gains and losses are reflected in interest income on the combined and consolidated Statements of Income. PCB pledges the financial instruments owned to collateralize certain financing arrangements which allows the counterparty to pledge the securities.

f.	PCB has securities purchased under agreements to resell of $15.3 million at December 31, 2005 for which it received collateral with a fair value of $15.3 million at December 31, 2005. Additionally, PCB has securities sold under agreements to repurchase of $44.8 million at December 31, 2005, for which it pledged collateral with a fair value of $44.8 million at December 31, 2005. Securities purchased under agreements to resell and securities sold under agreements to repurchase are treated as collateralized financing transactions. The agreements require that the transferor receive substantially the same securities in return at maturity of the agreement and the transferor obtain from the transferee sufficient cash or collateral to purchase such securities during the term of the agreement. These transactions are carried at the amounts at which the related securities will be subsequently resold or repurchased, plus accrued interest payable or receivable. As these transactions are short term in nature, their carrying amounts are a reasonable estimate of fair value.

g.	Accounts receivable comprise uncollected amounts for financial advisory services, merger and acquisition and consulting services arising from projects for different clients and are presented net from

PROTEGO ASESORES, S.A. DE C.V., SUBSIDIARIES AND PROTEGO SI, S.C.

NOTES TO THE COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2003, 2004 AND 2005

(dollars in thousands)

the allowance for doubtful accounts. Management of the Company derives the estimate for the allowance for doubtful accounts by utilizing past client transaction history and the assessment of the client’s creditworthiness, and has determined that an allowance for doubtful accounts was required as of December 31, 2004 and 2005.

The Company has main contracts with state and local governments. Advising state and local governments represents 30% (13% in 2003, 15% in 2004 and 48% in 2005) of Asesores’ advisory revenue of the last three years.

h.	The fair value of financial assets and liabilities, consisting of cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities are considered to approximate their recorded values and they are short-term in nature.

i.	The Company has earned certain value added tax (“VAT”) credits that are expected to be recovered within one year. These credits arise from goods and services acquired by the Company and are recovered by allocating them against VAT payable on services provided by the Company.

j.	The accompanying balance sheet for 2004 includes the reimbursable deposit paid to Nacional Financiera S.N.C. (a government-owned bank) as a guarantee for the grant of the brokerage house license. This deposit was reimbursed on June 27, 2005.

k.	Furniture equipment and leasehold improvements are stated at cost, net of accumulated depreciation and amortization. Furniture and equipment are depreciated using the straight-line method over the estimated useful lives of the assets, ranging from three to ten years. Leasehold improvements are amortized over the shorter of the term of the lease or the useful life of the asset.

Upon retirement or disposition of assets, the cost and related accumulated depreciation or amortization are removed from the accounts and the resulting gain or loss, if any, is recognized as a gain or loss on disposition of assets in other operating income or expense. Expenditures for maintenance and repairs are expensed as incurred.

l.	The Company’s long-term investment consists of an investment in a private equity fund (Discovery Americas I) (“Private Equity Fund”) that is carried at cost. The Private Equity Fund consists primarily of investments in non-marketable securities of portfolio companies. Since there is no quoted market prices, the underlying investments held by the Private Equity Fund are valued based on estimated fair value. The fair value of the Private Equity Fund’s investment in non-marketable securities is ultimately determined by the Private Equity Fund general partner. The determination of fair value of non-marketable securities considers a range of factors, included but not limited to market conditions, operating performance (current and projected) and subsequent financing transactions. Due to the inherent uncertainty in the valuation of these non-marketable securities, estimated fair values may materially differ from the values that would have been used had a market already existed for these investments. Fair value of this investment as of December 31, 2005 represents the cost.

m.	Compensation and benefits include salaries, bonuses, severance, and employee benefits and excludes any payments made to stockholders. Bonuses are accrued over the service period to which they relate.

n.

Income taxes are accounted for under the asset-liability method as prescribed by SFAS No. 109, “Accounting for Income Taxes.” Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases as well as any net operating loss or credit

PROTEGO ASESORES, S.A. DE C.V., SUBSIDIARIES AND PROTEGO SI, S.C.

NOTES TO THE COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2003, 2004 AND 2005

(dollars in thousands)

carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

o.	Minority interest recorded on the combined and consolidated financial statements relates to the minority interest of an unrelated third party (see Note 7) in PCB. As a result, the Company includes in its financial statements minority interest of approximately 49%.

p.	The Company currently manages and evaluates its operation as one operating segment.

q.	The Company currently recognizes revenue when it has: (i) an arrangement; (ii) services have been provided to clients, and (iii) collectibility is reasonably assured. In addition to the aforementioned general policy, the following are the specific revenue recognition policies for each major category of revenue:

Advisory revenues are derived from financial advisory services and are recorded when services are rendered considering the terms and conditions of agreements with clients. There are three sources of Advisory revenue: (i) advisory fees; (ii) retainer fees, and (iii) success fees.

Advisory fees are charged for consulting and research services that are not related to a specific transaction. Both retainer fees and success fees are related to a specific transaction. Retainer fees, which are not subject to refund, are recognized as earned and success fees are recognized only after the transaction giving rise to the success has occurred and collection is reasonably assured.

The Company’s private equity investing business manages and invests capital on behalf of third parties. Revenues are generated from: (i) fees earned for the management of the funds; (ii) incentive fees earned when certain financial returns are achieved, and (iii) gains or losses on investments of the Company’s own capital in the fund. Management fees earned from the Company’s investing activities are recognized ratably over the period of related service. Incentive fees are recognized at the time the fund sells an investment, or when there is any dividend on the fund’s investments. Revenues on investments in investing funds are recognized based on the allocable share of realized and unrealized gains (or losses) reported by such investments.

r.	Comprehensive income consists of net income and other comprehensive income. Other comprehensive income refers to revenues, expenses, gains and losses that are included in accumulated other comprehensive income as a separate component of stockholders’ equity but are excluded from net income. The Company’s other comprehensive income is comprised of a currency translation adjustment.

s.	Transactions in foreign currency (e.g. U.S. dollars) are recorded in local currency (Mexican pesos) at the rates of exchange in effect on the dates transactions are entered into. Assets and liabilities in foreign currency are recorded in local currency at the exchange rates in effect at the date of the financial statements and average exchange rates during the corresponding periods for revenues, expenses and cash flows. Differences due to fluctuations in exchange rates between the dates on which transactions are entered into and those on which they are settled, or the balance sheet date, are applied to income.

t.	Recent Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 153, “Exchanges of Nonmonetary Assets” (An amendment to APB Opinion

PROTEGO ASESORES, S.A. DE C.V., SUBSIDIARIES AND PROTEGO SI, S.C.

NOTES TO THE COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2003, 2004 AND 2005

(dollars in thousands)

No. 29) (“SFAS 153”). This statement addresses the measurement of nonmonetary exchanges of similar productive assets in paragraph 21(b) of APB Opinion No. 29, “Accounting for Nonmonetary Transactions,” and replaces it with an exception for exchanges that do not have commercial substance. This statement specifies that a monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of this statement shall be effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Earlier application is permitted. We are currently evaluating the potential impact of this statement.

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections, a replacement of APB 20 and SFAS No. 3” (“SFAS 154”). Previously, APB 20, “Accounting Changes” and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements” required the inclusion of the cumulative effect of changes in accounting principle in net income of the period of the change. SFAS 154 requires companies to recognize changes in accounting principle, including changes required by a new accounting pronouncement when the pronouncement does not include specific transition provisions, retroactively to prior period financial statements. SFAS 154 will be effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. SFAS 154 does not change the transition provisions of any existing accounting pronouncements, including those that are in a transition phase as of the effective date of SFAS 154. The adoption of SFAS No. 154 had no material impact on the Combined and Consolidated Financial Statements for the year ended December 31, 2005.

In November 2005, the FASB issued Staff Position No. 115-1, “The Meaning of Other Than Temporary Impairment and its Application to Certain Investments” (“FSP 115-1”). FSP 115-1 provides accounting guidance for determining and measuring other-than-temporary impairments of debt and equity securities, and confirms the disclosure for investments in unrealized loss positions as outlined in Emerging Issues Task Force (“EITF”) Issue 03-01, “The Meaning of Other-Than-Temporary Impairments and its Application to Certain Investments”. The accounting requirements are effective for us on January 1, 2006. We are currently evaluating the potential impact of this statement.

NOTE 4—ANALYSIS OF ACCOUNTS RECEIVABLE FROM CLIENTS:

The Company had the following balances with clients:

	December 31,
	2004	2005
Accounts Receivable with Clients	$840	$1,238
Allowance for Doubtful Accounts	(26)	(91)

Clients—Net of Allowance for Doubtful Accounts	$814	$1,147

All the above-mentioned accounts receivable are current and were generated in the ordinary course of business.

PROTEGO ASESORES, S.A. DE C.V., SUBSIDIARIES AND PROTEGO SI, S.C.

NOTES TO THE COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2003, 2004 AND 2005

(dollars in thousands)

NOTE 5—FURNITURE, EQUIPMENT AND LEASEHOLD IMPROVEMENTS:

These assets comprise the following:

	December 31,		Annual depreciation rate (%)
	2004	2005
Office Furniture and Equipment	$222	$248	10
Computer Equipment	722	1,106	30
Transportation Equipment	209	182	25
Leasehold Improvements	375	379	33

	1,528	1,915
Accumulated Depreciation and Amortization	(625)	(862)

Total	$903	$1,053

The depreciation and amortization for the year were as follows:

	Year ended December 31,
	2003	2004	2005
Depreciation Expense	$155	$165	$233

Amortization Expense	$140	$107	$128

NOTE 6—LONG-TERM INVESTMENT AND COMMITMENT:

In 2003, Asesores launched a private equity fund jointly with Discovery Capital Management, L.P. The fund, called Discovery Americas I, L.P. (“DAI”), has $65,325 in capital commitments, and seeks investment opportunities in Mexico in several sectors, including housing, healthcare, retail, consumer finance, and transportation.

Protego PE, S. A. de C. V. is the vehicle used to fund the capital commitment of Asesores in DAI. Protego PE’s total capital commitment is $2,250, equivalent to 3.44% of the total capital committed to DAI from all sources. As of December 31, 2004 and 2005, the funded portion of this commitment amounted to $738 and $1,337 respectively.

In addition, Protego PE has a capital commitment in a parallel fund called Discovery Americas Parallel Fund I, L.P. (“DAPFI”) equivalent to 1.0% of the total capital committed to DAPFI. The parallel fund has $3,030 in capital commitments and seeks investment opportunities exclusively in the housing sector. As of December 31, 2005, the funded portion of PE’s commitment amounted to $13.

As of December 31, 2005, the portfolio of investments in the Private Equity Fund were comprised of holdings in the real estate and transportation sectors.

NOTE 7—OTHER LONG-TERM ASSETS:

The caption of other long-term assets represents the interest of the Company in the Protego Casa de Bolsa, S. A. de C. V. Trust (“PCB Trust”) a stock-based incentive program for some PCB executives. The PCB Trust is an agreement among the founder of the trust (Asesores), the trustee (a bank) and the beneficiaries of the trust (executives).

PROTEGO ASESORES, S.A. DE C.V., SUBSIDIARIES AND PROTEGO SI, S.C.

NOTES TO THE COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2003, 2004 AND 2005

(dollars in thousands)

The trust establishes that executives will pay for this stock-based incentive plan once certain conditions of profitability are obtained.

NOTE 8—STOCKHOLDERS’ EQUITY:

The Company has issued two series of shares: A and B shares. Both series have the same voting and economic rights. The difference between them is that Series A shares are not redeemable, whereas Series B shares are.

At the Ordinary Meeting of General Stockholders held on January 12, and July 17, 2003, stockholders agreed to reduce the value of Series B shares and to redeem 165,933 Series B shares. After the above-mentioned events, the capital stock of Asesores at December 31, 2003 was composed as follows:

Description	Shares	Amount
Series “A”	700	$7
Series “B”	184,067	1,947

	184,767	$1,954

As of December 31, 2003, the capital stock of PSI was $0.5.

At the Ordinary Meeting of General Stockholders held on June 15, 2004 and March 26, 2005, stockholders agreed to reduce the value of Series B shares and later to cancel all Series B shares.

After the above-mentioned events, the capital stock of Asesores as of December 31, 2005 was composed as follows:

Description	Shares	Amount
Series “A”	700	$7

As of December 31, 2005, the capital stock of PSI was $0.9.

Asesores’ net income for the period is subject to the legal provision requiring at least 5% of the profit for each year to be set aside to increase the legal reserve until it reaches an amount equivalent to 20% of the paid-in-capital stock. At December 31, 2005 no reserve was segregated.

Dividends paid are not subject to income tax if paid from the Net Tax Profit Account. Any dividends paid in excess of this account are subject to a tax equivalent to 40.84% or 38.91% depending on whether to be paid in 2006 or 2007, respectively. The tax is payable by the Company and may be credited against its income tax in the same year or in the following two years. Dividends paid by the Company from previously taxed profits are not subject to tax withholding or additional tax payment. The Company did not pay dividends in the last five years.

In the event of a capital reduction, the excess of Stockholders’ Equity over capital contributions, the latter restated in accordance with the provisions of the Income Tax Law, is accorded the same tax treatment as dividends.

PROTEGO ASESORES, S.A. DE C.V., SUBSIDIARIES AND PROTEGO SI, S.C.

NOTES TO THE COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2003, 2004 AND 2005

(dollars in thousands)

NOTE 9—INCOME TAX AND ASSET TAX:

Asesores and its subsidiaries do not consolidate for tax purposes. In 2003, 2004 and 2005 Asesores determined tax profits of $150, $2,890 and $6,223, respectively. Tax profits differ from accounting profits due to temporary and permanent differences, the latter mainly arising from recognition of the effects of inflation on different bases, and to non-deductible expenses.

The income tax provision was composed as follows:

	Year ended December 31,
	2004	2005
Current	$1,025	$1,969
Deferred	9	—

Total Provision	$1,034	$1,969

As a result of the changes to the Income Tax Law approved on November 13, 2004, the income tax rates will be 29% and 28% in 2006 and 2007, respectively.

For the year 2004, there were no temporary differences on which deferred tax should be recognized. For the year 2005, the Company generated a tax loss carryforward due to losses at its Brokerage House subsidiary. The resulting asset has been fully off-set by a valuation allowance:

December 31, 2005
Tax Losses from Operations of the Brokerage House	$2,150
Applicable Income Tax Rate	29%

Deferred Income Tax Asset	623
Allowance for Valuation of Tax Losses	(623)

$—

The reconciliation between the statutory and effective tax rate is shown below:

	Year ended December 31,
	2004	2005
Statutory Federal Tax Rate	33.0%	30.0%
Plus (less) effect of the following permanent differences:
Taxable Income	0.6%	5.6%
Inflation Adjustments	(2.9%)	(3.0%)
Nondeductible Expenses	2.7%	14.8%

Effective Tax Rate	33.4%	47.4%

Asset tax is calculated at 1.8% of the net value of certain assets and liabilities, and is payable only when it exceeds the income tax payable. The asset tax does not apply to a new business in the first two years of its operations.

NOTE 10—COMMITMENTS AND CONTINGENCIES:

The Company leases certain office space. Future annual minimum lease payments under all non-cancelable operating leases are $185 and $58 in 2006 and 2007, respectively.